SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2002 (July 29, 2002)

Toymax International, Inc
(Exact name of registrant as specified in its charter)

Delaware	0-23215	11-3391335
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 456-7799

TOYMAX INTERNATIONAL, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
AUGUST 1, 2002

ITEMS IN FORM 8-K

		Page

Facing page

Item 4.	Changes in Registrant’s Certifying Accountant	2

Item 7.	Financial Statements and Exhibits	2

Signatures		3

Exhibit Index		4

Item 4. Changes in Registrant’s Certifying Accountant

BDO Seidman, LLP was previously the principal accountants for Toymax International, Inc. (“the Registrant”). On July 29, 2002, that firm’s appointment as the Registrant’s principal accountants was terminated by the Registrant. PKF Certified Public Accountants, A Professional Corporation (“PKF”) was engaged as the Registrant’s principal accountants effective as of that date. The decision to change accountants was approved by the Board of Directors of the Registrant.

On March 10, 2002, JAKKS Pacific, Inc. (“JAKKS”) acquired approximately 66.8% of the Registrant’s outstanding shares of common stock. As a result of such transaction, the Registrant became a majority-owned subsidiary of JAKKS. Because PFK is JAKKS’ principal accountants, the Registrant’s and JAKKS’ boards of directors determined that it is in the best interests of both companies to have the same principal accountants.

In connection with the audits of the two fiscal years ended March 31, 2002, and the subsequent interim period through July 29, 2002, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of BDO Seidman, LLP on the consolidated financial statements of the Registrant as of and for the years ended March 31, 2001 and March 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

A letter from BDO Seidman, LLP is attached as Exhibit 16 to this Form 8-K.

During the Registrant’s two most recent fiscal years and through the filing date of this Current Report on Form 8-K, neither the Registrant nor anyone acting on its behalf consulted with PKF with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

Exhibit
Number	Description

16	Letter of BDO Seidman, LLP dated July 29, 2002(1)

(1)	Filed herewith.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2002

TOYMAX INTERNATIONAL, INC.

By:	/s/ JOEL M. BENNETT Joel M. Bennett Chief Financial Officer

3

Exhibit Index

Exhibit
Number	Description

16	Letter of BDO Seidman, LLP dated July 29, 2002(1)

(1)	Filed herewith.